Exhibit 10.1
Execution Version

FOURTH AMENDMENT TO THE OPERATIONAL SERVICES AGREEMENT
This Fourth Amendment to the Operational Services Agreement (“Fourth Amendment”) is made and entered into as of the 10th day of May, 2016, by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and PHILLIPS 66 PIPELINE LLC, a Delaware limited liability company (“Operator”). Carrier and Holdings are collectively referred to herein as “Company.”
WITNESSETH:
WHEREAS, Company and Operator are parties to that certain Operational Services Agreement dated June 26, 2013, as amended by the First Amendment, the Second Amendment and the Third Amendment thereto effective as of March 1, 2014, December 1, 2014 and March 1, 2016, respectively (the “Operational Services Agreement”);
WHEREAS, Company is acquiring certain additional assets during the second quarter of 2016; and
WHEREAS, Company and Operator desire that Operator maintain, operate, manage and administer such assets for Company, and the parties hereto wish to amend the Operational Services Agreement accordingly.
NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Company and Operator, Company and Operator agree as follows:

1.	Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Operational Services Agreement.

2.	Exhibit A to the Operational Services Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	This Fourth Amendment shall be effective as of May 10, 2016.

4.	Except as expressly set forth herein, all other terms and conditions of the Operational Services Agreement (including the exhibits attached thereto) shall remain in full force and effect.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be signed by their duly authorized officers as of the date first set forth above.

PHILLIPS 66 PIPELINE LLC
By:	/s/ Todd Denton
Todd Denton
President

PHILLIPS 66 CARRIER LLC
By:	/s/ Todd Denton
Todd Denton
President

Signature Page to Fourth Amendment to the Operational Services Agreement

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

Signature Page to Fourth Amendment to the Operational Services Agreement

Exhibit A
Description of Pipelines, Terminals, Storage Facilities, and Refinery and Natural Gas Liquid Facilities
Attached to and made a part of that certain Operational Services Agreement, dated June 26, 2013, by and among Phillips 66 Carrier LLC, Phillips 66 Partners Holdings LLC and Phillips 66 Pipeline LLC, as amended from time to time:
Crude Oil Pipelines
Clifton Ridge to Lake Charles Refinery – a 20” crude oil pipeline extending from the Clifton Ridge marine terminal to the Lake Charles Refinery, in Calcasieu Parish, Louisiana.
Pecan Grove to Clifton Ridge – a 12” crude oil pipeline extending from the Pecan Grove marine terminal to the Clifton Ridge marine terminal, in Calcasieu Parish, Louisiana.
Shell to Clifton Ridge – a 20” crude oil pipeline extending from Shell’s Houma to Houston pipeline to the Clifton Ridge marine terminal, in Calcasieu Parish Louisiana.
Refined Product Pipelines
Sweeny to Pasadena – a 12” refined products pipeline extending from the Sweeny Refinery, in Brazoria County, Texas to the Pasadena terminal, in Harris County, Texas.
Sweeny to Pasadena – a 18” refined products pipeline extending from the Sweeny Refinery, in Brazoria County, Texas to the Pasadena terminal, in Harris County, Texas.
Wood River to Hartford – a 12” refined products pipeline extending from the Wood River Refinery, in Madison County, Illinois to the Hartford terminal, in Madison County, Illinois.
Hartford to Explorer – a 24” refined products pipeline extending from the Hartford terminal, in Madison County, Illinois to the Explorer Pipeline system in Madison County, Illinois.
Gold Line – a multi-diameter refined products pipeline system extending from the Rocky Station fence line at Phillips 66 Pipeline LLC’s Borger Products Terminal located in Borger, Texas, to terminal facilities located in Wichita, Kansas, Paola, Kansas, Kansas City, Kansas, Jefferson City, Missouri and Cahokia, Illinois.
Cross Channel Connector – a 20” refined products pipeline extending from the Pasadena Terminal in Pasadena, Texas, to terminal facilities located at Kinder Morgan’s Pasadena Terminal and the Galena Park Station in Galena Park, Texas, and terminating at the Holland Avenue Junction in Galena Park, Texas.

Standish Pipeline – a 12” to 18” refined products pipeline extending from the Ponca City Refinery in Ponca City, Oklahoma, and terminating at Wichita North Terminal in Wichita, Kansas.

Terminals
Hartford Terminal. Hartford Terminal is located at or near Hartford, Illinois. The facility consists of a two-bay truck rack with 17,000 barrels of active terminaling capacity, 13 above-ground storage tanks with approximately 1.1 million barrels of total storage capacity. The Hartford barge dock consists of a single-berth barge loading facility, approximately 0.8 miles of 8-inch pipeline and approximately 0.8 miles of 14-inch pipeline from the Hartford terminal to the Hartford barge dock for delivery.
Pasadena Terminal. Pasadena Terminal is located at or near Pasadena, Texas and consists of a five-bay truck rack and tankage with 65,000 barrels per day of active terminaling capacity, 22 above ground storage tanks with approximately 3.2 million barrels of total storage capacity and a vapor combustion unit.
Clifton Ridge Terminal. Clifton Ridge Terminal is located at or near Sulphur, Louisiana and consists of a single-berth ship dock, 12 above-ground storage tanks with approximately 3.4 million barrels of total storage capacity and a truck offloading facility.
Pecan Grove Terminal. Pecan Grove terminal is adjacent to the Clifton Ridge Terminal. The facility consists of a single-berth barge dock and three above-ground storage tanks with 142,000 barrels of total storage capacity.
Wichita North Terminal. Wichita North Terminal is located in Wichita, Kansas adjacent to the Gold Line pipeline system. It consists of a two bay truck rack with 12,000 barrels of total storage capacity.
Paola Terminal. Paola Terminal is located in Paola, Kansas adjacent to the Gold Line pipeline system. It consists of 98,000 barrels of total storage capacity.
Kansas City Terminal. Kansas City Terminal is located in Kansas City, Kansas adjacent to the Gold Line pipeline system. It consists of a five bay truck rack with 66,000 barrels of total storage capacity.
Jeff City Terminal. Jeff City Terminal is located in Jefferson City, Missouri adjacent to the Gold Line pipeline system. It consists of a two bay truck rack with 16,000 barrels of total storage capacity.
East St. Louis Terminal. East St. Louis Terminal is located in Cahokia, Illinois adjacent to the Gold Line pipeline system. It consists of a six bay truck rack with 78,000 barrels of total storage capacity.

Bayway Terminal. Bayway Terminal is located in Linden, New Jersey adjacent to the Bayway Refinery. It consists of a four-track, 120 rail car crude oil receiving facility with a planned unloading capacity of 75,000 barrels per day that delivers crude oil to storage tanks at the adjacent refinery.
Ferndale Terminal. Ferndale Terminal is located in Ferndale, Washington adjacent to the Ferndale Refinery. It consists of a two-track, 54 rail car crude oil receiving facility with a planned unloading capacity of 30,000 barrels per day that delivers crude oil to storage tanks at the adjacent refinery.

Storage Facilities
Medford Storage Spheres. Medford Storage Spheres are two above ground storage facilities located at the Central Division pipeline facility in Medford, Oklahoma. The working capacity of each sphere is 35,000 barrels, and the spheres are capable of receiving and storing natural gas liquids and petrochemicals, including refinery grade propylene.
Storage Tank Nos. 1001, 1002 and 1004 at the Wichita North Terminal. These storage tanks have a nominal shell capacity of 107,000 barrels, 107,000 barrels, and 108,000 barrels, respectively.
Storage Tank Nos. 8005 and 8010 at the Kansas City Terminal. These storage tanks have a nominal shell capacity of 80,000 barrels and 101,000 barrels, respectively.
Storage Tank Nos. 1503, 2001, 1302 at the East St. Louis Terminal. These storage tanks have a nominal shell capacity of 172,000 barrels, two hundred thousand 200,000 barrels and 135,000 barrels, respectively.
Storage Tank No. 4901 at the Paola Terminal. This storage tank has a nominal shell capacity of 98,000 barrels.
Storage Tank Nos. 6813 and 6818 at the East St. Louis Terminal. Each of these storage tanks has a nominal shell storage capacity of 80,000 barrels.
Clemens Facility. The Clemens Facility includes underground salt dome storage caverns for LPG storage, brine ponds, a leach plant, multiple buildings, associated pipes/pumps, water supply wells, associated properties, and off-site disposal wells. These facilities are located near Brazoria, Texas. Products produced at the Sweeny Fractionator are stored in the underground caverns and then transported via pipeline to the Freeport LPG Export Terminal or the Mount Belvieu market hub.

Refinery and Natural Gas Liquid Facilities

Sweeny Fractionator. The Sweeny Fractionator is a Natural Gas Liquid fractionation facility located in Old Ocean, Texas, close to the Sweeny Refinery. The Sweeny Fractionator includes the associated cooling tower (G0054022) and flare (G0056044), the substation (G006010), and the offplots (G0068044). It processes y-grade (mixed natural gas liquids) and produces purity ethane, propane, isobutane, normal butane and natural gasoline (C5+) for sale in local petrochemical markets or to supply the Freeport LPG Export Terminal.